UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2025

SOUTHWEST GAS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37976	81-3881866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8360 S. Durango Drive

Post Office Box 98510

Las Vegas, Nevada

(Address of principal executive offices)

89193-8510

(Zip Code)

Registrant’s telephone number, including area code: (702) 876-7237

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Southwest Gas Holdings, Inc. Common Stock, $1 Par Value	SWX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Underwritten Offering

On August 7, 2025, Southwest Gas Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative (the “Representative”) of the several underwriters named therein (collectively, the “Underwriters”) and Centuri Holdings, Inc. (“Centuri”), pursuant to which the Company agreed to sell 15,000,000 shares (the “Initial Shares”) of its holdings of common stock of Centuri, par value $0.01 per share (“Centuri Common Stock”), to the Underwriters (the “Offering”). The price to the public in the Offering was $19.50 per share (the “Offering Price”). In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters the option, for 30 days after the date of the prospectus supplement specifically relating to the Offering (the “Prospectus Supplement”), to purchase up to 2,250,000 additional shares of its holdings of Centuri Common Stock (the “Additional Shares” and, together with the Initial Shares, the “Shares”) at the Offering Price, less underwriting discounts and commissions.

The Offering was made under the Prospectus Supplement and related prospectus filed with the Securities and Exchange Commission pursuant to Centuri’s effective shelf registration statement on Form S-3, as amended (Registration No. 333-287200).

Under the terms of the Underwriting Agreement and pursuant to a lock-up agreement, Centuri, Centuri’s directors and executive officers, the Company, the Icahn Investors (as defined below) and certain of their respective affiliates also agreed not to sell or transfer any Centuri Common Stock without first obtaining the written consent of the Representative, subject to certain exceptions, for 30 days after the date of the Prospectus Supplement.

On August 11, 2025, the Offering closed, pursuant to which the Company sold a total of 17,250,000 shares of Centuri Common Stock, which included the Underwriters’ full exercise of their option to purchase the Additional Shares described above. The Company received net proceeds of approximately $325 million in respect of the sale of the Shares, after deducting the Underwriters’ discounts and commissions. Centuri did not receive any of the proceeds from the sale of the Shares by the Company. The Company intends to use the proceeds from the Offering and the Concurrent Private Placement (as defined below) for the repayment of outstanding indebtedness and for general corporate purposes.

The Underwriting Agreement contains customary representations, warranties, covenants, indemnification obligations of Centuri, the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Underwriting Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Concurrent Private Placement

On August 11, 2025, concurrently with the closing of the Offering and as previously contemplated by, and described in, the Prospectus Supplement, the Company closed the sale of an aggregate of 1,573,500 shares of its holdings of Centuri Common Stock to Icahn Partners LP and Icahn Partners Master Fund LP, investment entities affiliated with Carl C. Icahn (collectively, the “Icahn Investors”), at the Offering Price, pursuant to a Common Stock Purchase Agreement, dated August 6, 2025, by and among Southwest Gas Holdings, Inc. and the Icahn Investors (the “Stock Purchase Agreement”). The Centuri Common Stock was offered and sold in a transaction exempt from registration under the Securities Act (the “Concurrent Private Placement”). The net proceeds to the Company from the Concurrent Private Placement were approximately $31 million. Centuri did not receive any of the proceeds from the Concurrent Private Placement by the Company.

The Stock Purchase Agreement contains customary representations, warranties, covenants, indemnification obligations of the Company and the Icahn Investors, including for liabilities under the Securities Act, and other obligations of the parties. The representations, warranties and covenants contained in the Stock Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Stock Purchase Agreement is filed as Exhibit 10.2 hereto and is incorporated herein by reference. The foregoing descriptions of the Stock Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to such exhibit.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Reference is made to the information disclosed under Item 1.01 above, which information is incorporated herein by reference.

As of the closing of the Offering and the Concurrent Private Placement on August 11, 2025 (the “Closing Date”), the Company owns 27,362,210 shares of Centuri Common Stock, or approximately 30.9% of the total outstanding shares of Centuri Common Stock. As a result, the Company no longer has a controlling financial interest in Centuri, and, accordingly, the Company will deconsolidate Centuri’s financial statements and results of operations from its consolidated financial statements effective as of the Closing Date (the “Deconsolidation”) in accordance with Accounting Standards Codification 810-10-40-4(c), Consolidation. After the Closing Date, the historical financial results of Centuri, for all periods presented, will be reflected in the Company’s consolidated financial statements as discontinued operations in accordance with accounting principles generally accepted in the United States of America. Following the Deconsolidation, the Company will account for its remaining interest in Centuri using the equity method of accounting.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Any required pro forma financial information with respect to the Deconsolidation will be filed by amendment to this Item 9.01(b).

(d) Exhibits.

Exhibit No.	Description

10.1+	Underwriting Agreement, dated as of August 7, 2025, by and among Centuri Holdings Inc., Southwest Gas Holdings, Inc. and J.P. Morgan Securities LLC, as representative of the underwriters named therein.

10.2+*	Common Stock Purchase Agreement, dated as of August 6, 2025, by and among Southwest Gas Holdings, Inc., Icahn Partners LP and Icahn Partners Master Fund LP.

104	Cover Page formatted in Inline XBRL

+

Certain of the schedules and attachments to this exhibit have been omitted in accordance with Regulation S-K, Item 601(a)(5). The registrant hereby undertakes to provide further information regarding such omitted materials to the SEC upon request.

*	Certain personal information in this exhibit has been omitted in accordance with Regulation S-K Item 601(a)(6).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

August 12, 2025	/s/ Catherine M. Mazzeo
Catherine M. Mazzeo
Senior Vice President/Chief Legal, Safety & Compliance Officer and Corporate Secretary